Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Exhibit 10.2

FIRST AMENDMENT TO

LICENSE AGREEMENT NO. A19433

WHEREAS, the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida, 32611, U.S.A. (hereinafter referred to as “UFRF”), and Decibel Therapeutics, Inc., a corporation duly organized under the laws of the State of Delaware, and having its principal office at 1325 Boylston Street, Suite 500, Boston, MA 02215 (hereinafter referred to as “Licensee”) entered into a license agreement effective October 29, 2020 (hereinafter “License Agreement”);

WHEREAS, the parties now wish to amend the License Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto agree as follows;

1.
The following section of the license agreement shall be re-written to read as follows:

Section 3.3 Diligence Milestones:

Specifically the milestone stated as “[**]” is now projected to be completed [**] and the milestone stated as “[**]” is now projected by be completed [**]

2.
All other provisions of the License Agreement shall remain in full force and effect and unmodified by this Amendment.
3.
This amendment shall be effective as of the last date of signature of this amendment and shall be referred to as the First Amendment.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.		DECIBEL THERAPEUTICS, INC.

By:	/s/ Jim O’Connell	By:	/s/ Laurence Reid
	Jim O’Connell		Laurence Reid
	Vice President		Chief Executive Officer